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                                                                    EXHIBIT 12


                   Baxter International Inc. and Subsidiaries

         Exhibit 12 - Computation of Ratio of Earnings to Fixed Charges

                    (unaudited - in millions, except ratios)

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Years ended December 31,                             1998     1998    1997     1997     1996     1995    1995     1994
                                                               (B)              (B)                       (B)
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
Income from continuing operations
         before income taxes                         $549     $974    $523     $875     $793     $524    $741     $559
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Fixed Charges
         Interest costs                               198      198     206      206      133      117     117      120
         Estimated interest in rentals (A)             29       29      29       29       27       29      29       31
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Fixed charges as defined                              227      227     235      235      160      146     146      151
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Adjustments to income
             Interest costs capitalized                (5)      (5)     (8)      (8)      (3)      (3)     (3)      (2)
             Losses of less than majority owned
             affiliates, net of dividends               0        0       0        0        8       10      10       18
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             Income as adjusted                      $771   $1,196    $750   $1,102     $958     $677    $894     $726
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Ratio of earnings to fixed charges                   3.40     5.27    3.19     4.69     5.99     4.64    6.12     4.80
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Three months ended March 31,                                                                                      1999
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Income before income taxes and cumulative
effect of accounting change                                                                                       $237
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Fixed Charges
         Interest costs                                                                                             41
         Estimated interest in rentals (A)                                                                           7
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Fixed charges as defined                                                                                            48
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Adjustments to income
             Interest costs capitalized                                                                             (1)
             Losses of less than majority owned
               affiliates, net of dividends                                                                          0
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             Income as adjusted                                                                                   $284
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Ratio of earnings to fixed charges                                                                                5.92
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(A)      Represents the estimated interest portion of rents.

(B) Included in this exhibit are supplemental presentations of the ratio of earnings to fixed charges which exclude the following significant unusual charges:

         1998:    $116 million in-process research and development charge, $178 million net litigation charge, $131 million exit and
                  reorganization cost charge.
         1997:    $352 million in-process research and development charge.
         1995:    $103 million exit and other reorganization costs charge, $96 million net litigation charge and $18 million in-process
                  research and development charge.